Exhibit 4.1

FLORIDA GAMING CORPORATION

CERTIFICATE OF AMENDMENT

SERIES B CONVERTIBLE PREFERRED STOCK

AND

CERTIFICATE OF ELIMINATION

SERIES C 8% CONVERTIBLE PREFERRED STOCK

SERIES D 8% CONVERTIBLE PREFERRED STOCK

SERIES G 5% CONVERTIBLE PREFERRED STOCK

Florida Gaming Corporation, a Delaware corporation (the “Corporation”), certifies that:

Article One. Pursuant to the provisions of the Restated Certificate of Incorporation, as amended, and Section 151(g) of the General Corporation Law of Delaware, the Board of Directors of the Corporation has, by resolution, authorized and directed that:

(i)  the number of shares of Series B Convertible Preferred Stock be reduced to 50 shares, and the 9,950 shares of Preferred Stock heretofore designated as Series B Convertible Preferred Stock be returned to the status of authorized but unissued Preferred Stock, without designation;

(ii)  the number of authorized shares of Series C 8% Convertible Preferred Stock be reduced to zero and the 5,000 shares of Preferred Stock heretofore designated as Series C 8% Convertible Preferred Stock be returned to the status of authorized but unissued Preferred Stock, without designation;

(iii)  the number of authorized shares of Series D 8% Convertible Preferred Stock be reduced to zero and the 5,000 shares of Preferred Stock heretofore designated as Series D 8% Convertible Preferred Stock be returned to the status of authorized but unissued Preferred Stock, without designation; and

(iv)  the number of authorized shares of Series G 5% Convertible Preferred Stock be reduced to zero and the 5,000 shares of Preferred Stock heretofore designated as Series G 5% Convertible Preferred Stock be returned to the status of authorized but unissued Preferred Stock, without designation.

Article Two. The following resolutions were adopted by the Board of Directors of the Corporation at a meeting held on July 22, 2000:

WHEREAS, by resolutions duly adopted by the Board of Directors of the Corporation and duly filed with the Delaware Secretary of State on December 20, 1995 and February 21, 1996, the Board of Directors established a series of Preferred Stock designated as Series B Convertible Preferred Stock consisting of 10,000 shares (the “Series B Preferred Stock”); and

WHEREAS, by resolution duly adopted by the Board of Directors of the Corporation and duly filed with the Delaware Secretary of State on December 12, 1996, the Board of Directors of the Corporation established a series of Preferred Stock designated as Series C 8% Convertible Preferred Stock consisting of 5,000 shares (the “Series C Preferred Stock”); and

WHEREAS, by resolution duly adopted by the Board of Directors of the Corporation and duly filed with the Delaware Secretary of State on December 27, 1996, the Board of Directors of the Corporation established a series of Preferred Stock designated as Series D 8% Convertible Preferred Stock consisting of 5,000 shares (the “Series D Preferred Stock”); and

WHEREAS, by resolution duly adopted by the Board of Directors of the Corporation and duly filed with the Delaware Secretary of State on November 17, 1997, the Board of Directors of the Corporation established a series of Preferred Stock designated as Series G 5% Convertible Preferred Stock consisting of 5,000 shares (the Series G Preferred Stock”); and

WHEREAS, only 50 shares of Series B Preferred Stock are issued and outstanding and no additional shares of Series B Preferred Stock will be issued pursuant to the Certificates of Designation previously filed with respect to the Series B Preferred Stock; and

WHEREAS, no shares of Series C Preferred Stock, Series D Preferred Stock or Series G Preferred Stock are issued and outstanding and no shares of Series C Preferred Stock, Series D Preferred Stock, or Series G Preferred Stock will be issued pursuant to the Certificates of Designation previously filed with respect to such series; and

WHEREAS, the Board of Directors desires to adopt resolutions amending the Certificate of Designation relating to the Series B Preferred Stock to reduce the number of shares of Preferred Stock designated as Series B Preferred Stock from 10,000 shares to 50 shares and returning to authorized but unissued Preferred Stock, without designation, 9,950 shares heretofore designated as Series B Preferred Stock; and

WHEREAS, the Board of Directors desires to adopt resolutions eliminating the Series C Preferred Stock, the Series D Preferred Stock and the Series G Preferred Stock and returning to the status of authorized but unissued Preferred Stock, without designation, the 5,000 shares heretofore designated as Series C Preferred Stock, the 5,000 shares heretofore designated as Series C Preferred Stock, and the 5,000 shares heretofore designated as Series G Preferred Stock.

NOW, THEREFORE, BE IT

RESOLVED, that 50 shares of Series B Preferred Stock are issued and outstanding, and that no additional shares of Series B Preferred Stock will be issued pursuant to the Certificates of Designation previously filed with respect to the Series B Preferred Stock; and, be it further

RESOLVED, that the number of shares of Series B Preferred Stock is reduced to 50 shares, and the 9,950 shares of Preferred Stock heretofore designated as Series B Preferred Stock shall be, and they hereby are, returned to the status of authorized but unissued Preferred Stock, without designation; and, be it further

RESOLVED, that no shares of Series C Preferred Stock, Series D Preferred Stock or Series G Preferred Stock are issued and outstanding and no shares of Series C Preferred Stock, Series D Preferred Stock, or Series G Preferred Stock will be issued pursuant to the Certificates of Designation previously filed with respect to such series; and, be it further

RESOLVED, that the number of authorized shares of Series C Preferred Stock are reduced to zero and the 5,000 shares of Preferred Stock heretofore designated as Series C Preferred Stock shall be, and hereby are, returned to the status of authorized but unissued Preferred Stock, without designation; and, be it further

RESOLVED, that the number of authorized shares of Series D Preferred Stock are reduced to zero and the 5,000 shares of Preferred Stock heretofore designated as Series D Preferred Stock shall be, and hereby are, returned to the status of authorized but unissued Preferred Stock, without designation; and, be it further

RESOLVED, that the number of authorized shares of Series G Preferred Stock are reduced to zero and the 5,000 shares of Preferred Stock heretofore designated as Series G Preferred Stock shall be, and hereby are, returned to the status of authorized but unissued Preferred Stock, without designation; and, be it further

RESOLVED, that the officers of the Corporation be, and they hereby are, authorized to prepare, execute and file on behalf of the Corporation such certificates and documents as may be appropriate under the General Corporation Law of Delaware to implement the foregoing resolutions.

IN WITNESS WHEREOF, said Florida Gaming Corporation has caused this Certificate to be duly executed by its President and Chief Executive Officer this 24th day of July, 2000.

FLORIDA GAMING CORPORATION

By:	/s/ W. Bennett Collett
W. Bennett Collett
President and Chief
Executive Officer